Exhibit 99.3

Molina Healthcare to Acquire Magellan Complete Care

Adds Strategically and Financially Attractive Assets to Portfolio

Enters Three New States, Arizona, Massachusetts, and Virginia, and Expands into New York City

Maintains Continuity of Care for Magellan Complete Care Members and Stability for State Partners

LONG BEACH, Calif.--(BUSINESS WIRE)--April 30, 2020--Molina Healthcare, Inc. (NYSE: MOH) (“Molina”) announced today that it has entered into a definitive agreement to acquire the Magellan Complete Care (“MCC”) line of business of Magellan Health, Inc. The purchase price for the transaction is approximately $820 million, net of certain tax benefits. Molina intends to fund the purchase with cash on hand.

Magellan Complete Care is a managed care organization serving members in six states including Arizona and statewide in Virginia. Through its Senior Whole Health branded plans, MCC provides fully integrated plans for Medicaid and Medicare dual beneficiaries in Massachusetts, as well as Managed Long Term Care (“MLTC”, commonly known nationally as “MLTSS”) in New York. As of December 31, 2019, MCC served approximately 155,000 members, with full year 2019 revenues greater than $2.7 billion.

With the addition of MCC, Molina will serve more than 3.6 million members in government-sponsored healthcare programs in 18 states and will have 2020 pro-forma projected revenue of over $20 billion.

Molina believes that the acquisition of the MCC assets represents a strong strategic fit with its portfolio of core Medicaid, high-acuity, and duals businesses. It also creates new markets for growth opportunities in Medicare and Marketplace in an expanded Medicaid footprint. Finally, the addition of MLTSS lives will further strengthen Molina’s leadership and geographic breadth in the important MLTSS growth area.

“Acquiring MCC expands our geographic footprint in our core businesses of managed Medicaid, dual eligibles, and long-term services and supports,” said Joe Zubretsky, president and chief executive officer of Molina. “We believe it will allow us to scale our enterprise-wide platforms and benefit from both operating and fixed cost leverage. The acquisition plays to our strengths where our demonstrated operating capabilities put us in a unique position to improve the business’s margins,” Mr. Zubretsky continued. “We will also intensely focus on maintaining the continuity of care for MCC’s members and stability for its state partners. These considerations have added importance in this current and challenging environment.”

Compelling Strategic and Financial Benefits

  Attractive Geographic and Product Additions. The acquisition of MCC is highly complementary to Molina’s current business. The transaction adds the states of Arizona, Massachusetts, and Virginia to Molina’s Medicaid portfolio. It expands Molina’s current footprint into New York City with a Managed Long Term Care product, adds Massachusetts with a fully integrated Medicare dual eligible product, and broadens Molina’s product offerings in Florida and Wisconsin. The transaction also increases Molina’s Medicare presence and further supports Molina’s high acuity and duals strategy.
  Significant Value Creation. The transaction is expected to add approximately $3 billion of revenue by 2021 and presents an opportunity to significantly leverage Molina’s fixed cost base. The MCC portfolio of contracts is long-tenured and stable. Molina intends to apply its demonstrated performance improvement capabilities to MCC’s cost structure and operations to improve the operating margins of the acquired business to achieve Molina’s target margins. Molina’s strengths and capabilities will be critical to successfully serving new populations if a recession increases Medicaid membership.
  Portfolio Diversification and Enhancement. Opportunities to enhance and expand Molina’s portfolio in such a substantial and synergistic way occur infrequently. This highly complementary acquisition enables Molina to expand its geographic and product footprint quickly and efficiently, creating a broader portfolio that is less affected by state-specific RFP timing and cycles.
  Strong Financial Profile. The net purchase price is approximately 30 percent of full year 2019 revenue. The all-cash acquisition of MCC is expected to be accretive by approximately $0.50 to $0.75 cash earnings per diluted share in the first year of ownership and accretive by at least $1.75 cash earnings per diluted share in the second year of ownership. The transaction is anticipated to deliver returns well in excess of Molina’s cost of capital.

The transaction is subject to federal and state regulatory approvals, and other customary closing conditions. In connection with this transaction, Magellan Health, Inc. has agreed to provide certain transition services following the closing. The transaction is expected to close in the first quarter of 2021.

Advisors

Barclays acted as financial advisor, and Sheppard Mullin and Latham & Watkins acted as legal advisors to Molina.

Conference Call Details

Management will discuss this transaction in its regularly scheduled first quarter 2020 earnings conference call and webcast at 8:00 a.m. Eastern Time on Friday, May 1, 2020. The number to call for the interactive teleconference is (877) 883-0383 and the confirmation number is 9792454. A telephonic replay of the conference call will be available through Friday, May 8, 2020, by dialing (877) 344-7529 and entering confirmation number 10140845. A live audio broadcast of this conference call will be available on Molina Healthcare’s website, molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through its locally operated health plans, Molina Healthcare served approximately 3.4 million members as of March 31, 2020. For more information about Molina Healthcare, please visit molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” regarding the proposed acquisition by Molina of the Magellan Complete Care line of business from Magellan Health. All forward-looking statements are based on current expectations that are subject to numerous risk factors that could cause actual results to differ materially. Such risk factors include, without limitation, risks related to the following:

  the possibility that the proposed transaction will not be completed on a timely basis or at all;
  the risk that regulatory or other approvals required for the proposed transaction may be delayed or not obtained, or are obtained subject to conditions that are not anticipated that could require the exertion of management's time and resources or otherwise have an adverse effect on Molina;
  the possibility that the transition services Magellan Health has agreed to provide to Molina following the closing of the proposed transaction are not provided in a timely or efficient manner or that certain necessary transition services are not provided at all;
  the possible attrition in MMC membership pending the completion of and following the closing of the proposed transaction;
  the risk that Molina is unable to successfully retain or integrate the employees and operations of MCC;
  the difficulty of maintaining MCC provider relations and managing potential medical cost increases resulting from unfavorable changes in contracting or re-contracting with providers;
  the disruption from the announcement, pendency, and/or completion of the proposed transaction, including potential adverse reactions or changes to business relationships with customers, employees, suppliers, or regulators, making it more difficult to maintain business and operational relationships;
  the risk that, following the closing of the proposed transaction, the combined company may not be able to effectively manage its expanded operations;
  the possibility that the expected synergies and value creation from the proposed transaction will not be realized, or will not be realized to the extent expected or within the expected time period;
  the exertion of management’s time and resources, and other expenses incurred and business changes required, in connection with complying with the undertakings in connection with any regulatory, governmental, or third-party consents or approvals for the proposed transaction;
  the risk that unexpected costs will be incurred in connection with the completion and/or integration of the proposed transaction or that the integration of MCC will be more difficult or time consuming than expected; and
  the uncertainty around the duration and breadth of the COVID-19 pandemic, and the ultimate impact thereof on the benefits Molina expects to realize from the proposed transaction, which impact Molina cannot reasonably estimate at this time.

Additional information regarding the risk factors to which Molina is subject is provided in greater detail in its periodic reports and filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. These reports can be accessed under the investor relations tab of Molina’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, Molina cannot give assurances that its forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by its forward-looking statements will in fact occur, and Molina cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent Molina’s judgment as of the date hereof, and it disclaims any obligation to update any forward-looking statements to conform the statement to actual results or changes in its expectations that occur after the date of this release. Given these risks and uncertainties, Molina can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by its forward-looking statements will in fact occur, and it cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Molina’s judgment as of April 30, 2020, and, except as otherwise required by law, Molina disclaims any obligation to update any forward-looking statements to conform the statement to actual results or changes in its expectations.

Contacts

Investor Contact: Julie Trudell, Julie.Trudell@molinahealthcare.com, 562-912-6720

Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588